SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 19, 1999

                           THE NATIONAL REGISTRY INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                       0-2027                    95-4346070
 ----------------------------     ----------------------     -------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

             2502 ROCKY POINT DRIVE, SUITE 100, TAMPA, FLORIDA 33607
             --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (813) 636-0099

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ITEM 1.    CHANGE IN CONTROL OF REGISTRANT

           Not applicable

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

           Not applicable.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

           Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           Not applicable.

ITEM 5.    OTHER EVENTS

           The attached exhibit is incorporated by reference herein, and the description set forth below is qualified in its entirety by reference to such exhibit.

           On July 19, 1999 the Company announced the issuance of 1,681,670 shares of common stock, accompanied by warrants to purchase 840,835 shares of common stock, for $2,102,087. The warrant shares may be purchased from the Company at any time during the next two years for $1.00 per share. Officers and directors of the Company purchased approximately 13% of the offering. As part of the placement, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the shares issued in the placement and the common stock issuable upon exercise of the warrants.

ITEM 6.    RESIGNATION OF REGISTRANT'S DIRECTORS

           Not applicable.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a) Not applicable.

           (b) Not applicable.

           (c) Exhibits

           The exhibit listed on the Exhibit Index on page 5 is filed as part of this Report.

ITEM 8.    CHANGE IN FISCAL YEAR

               Not applicable.

                                       3
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE NATIONAL REGISTRY INC.

Date: July 23, 1999

                                        By: /s/ JEFFREY P. ANTHONY
                                           --------------------------------
                                           Jeffrey P. Anthony
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT                                                      PAGE NO.

99.1           Press Release dated July 19, 1999                6


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